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                                                                   Exhibit 10.26

                                                               February 20, 1998

                                 FIRST AMENDMENT
                                       TO
                          PRIVATE PLACEMENT MEMORANDUM
                                       OF
                HEART HOSPITAL OF NEW MEXICO, LLC (the "Company")
                                     AND TO
                       OPERATING AGREEMENT OF THE COMPANY
                                     AND TO
                          MANAGEMENT SERVICES AGREEMENT

         This First Amendment ("Amendment") amends the December 1, 1997 Private Placement Memorandum ("Memorandum") of the Company and further amends the Operating Agreement attached as Exhibit B to the Memorandum (the "Operating Agreement") and the Management Services Agreement attached as Exhibit D to the Memorandum (the "Management Agreement") in accordance with the following:

         1. The Contingency Agreement attached as Exhibit E to the Memorandum is hereby deleted in its entirety from the Memorandum and will not be entered into by the Company or the parties thereto as St. Joseph Healthcare System ("SJHS") has determined that the Contingency Agreement is no longer necessary as a condition for their becoming a member of the Company.

         2. The Operating Agreement of the Company is hereby amended as follows:

                           (a)      Section 2.4 is amended by:

                                    (i)      Deleting current Section 2.4(a) and
                           substituting in lieu thereof the following:

                                            (a) The Board shall adopt and adhere
                                    to the policies of SJHS, as they may be
                                    amended from time to time, for providing care for those patients who are unable to pay for Hospital care;

                                    (ii)     The following is added as a new
                                             subsection 2.4(h):

                                             (h)      The Hospital will not be
                                    operated in a manner which is inconsistent with the mission and charitable purposes of SJHS.

                           (b) Section 3.2 is amended by deleting therefrom the reference to January 1, 1998 as the date upon which the first installment of capital contributions is due and substituting in lieu thereof, February 20, 1998.


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                           (c)      The following is added at the end of Section
                  3.6(c)(i):

                                    In any event, however, a Member shall retain the right to appoint at least one (1) Board member.

                           (d)      Section 3.8 is amended as follows:

                                    (i)      Subsection 3.8(f) is deleted in its
                           entirety and the following is added in lieu thereof:

                                             (f)      Any alteration or
                                    amendment of the Company's Statement of
                                    Philosophy and Values and any action which is inconsistent with the Company's Statement of Philosophy and Values;

                                    (ii)     Subsection 3.8(h) is hereby deleted
                           in its entirety and the following new Subsections (h) and (i) are added in lieu thereof:

                                            (h)       Any action, which in the
                                    reasonable opinion of counsel, would give rise to regulatory and/or criminal penalties or liability or would prevent SJHS from receiving referrals of patients from the Hospital or physicians who are direct or indirect investors in the Company; and

                                            (i)       Approval and authorization
                                    of disproportionate distributions or
                                    allocations of profits, losses or assets of the Company, except as specifically permitted elsewhere in this Operating Agreement.

                           (e) Subsection 4.8(e) is deleted in its entirety and the following is added in lieu thereof:

                                    (e)      Any action taken by the Board of
                           Directors shall require the affirmative vote of at least a majority of the Directors (at least one of whom shall have been appointed by either NMHM or
                           SJHS) present at a meeting at which a quorum is present, except that the following actions shall require the consent of at least one Board member appointed by SJHS, NMHM and one appointed by either NMHI, LLC or SWCA, LLC:

                                            (i)      the determination of the
                                    annual budget of the Company and any
                                    material amendments or modifications
                                    thereof, including material expenditures in excess thereof; and

                                            (ii)      any maintenance and/or
                                    capital improvement expenditures not
                                    included in an annual budget and in excess of


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                                    Twenty-Five Thousand Dollars ($25,000.00) or
                                    resulting in an aggregate expenditure
                                    outside of the budget by more than five
                                    percent (5%) thereof unless matched or
                                    supported by revenue in excess of that
                                    reflected in such budget.

                           (f) The current Section 11.10 shall hereafter be referred to as 11.10(a) and the following is hereby attached as 11.10(b):

                                    (i)      In the event, that nationally
                           recognized tax counsel of SJHS, but who prior to their engagement for purposes of this Agreement have not previously represented SJHS or any of its Affiliates with respect to this transaction, and which tax counsel is selected with the approval of NMHM, which approval shall not be unreasonably withheld, reasonably determines in writing after regular consultation with NMHM, the other Members and their counsel, and offer using their reasonable best efforts to avoid such determination, that as a result of any change in any law or regulation or change in the interpretation of an existing law or regulation after the date hereof, that the existence of (x) SJHS' Membership Interest in the Company, both directly and alternatively through a for-profit affiliate of SJHS (the "SJHS Sub") of which SJHS is the sole shareholder to which it assigns (or to which it is entitled to assign under the terms of this Agreement) its Membership Interest or (y) SJHS' obligation under Section 3.6(a)(i) to guarantee a portion of the Company's indebtedness, will result in SJHS losing its tax-exempt status, SJHS may give notice in writing to the Company, SWCA, NMHI and NMHM of that fact. Thereafter, the parties agree to the following:

                                            (A)       The parties hereto shall
                                    in good faith consider and discuss with one another mutually acceptable alternatives to revise this Agreement in a manner which would prevent SJHS from losing its tax-exempt status but which would not materially alter the substance of the transaction among the parties and would not substantially diminish the material benefits of the transaction to any party.

                                             (B)      If (x) the parties have
                                    failed to renegotiate the Agreement in a mutually acceptable manner as provided in
                                    (A) above, (y) the assignment by SJHS of its Membership Interest to its for-profit affiliate alone will not enable SJHS to avoid the loss of its tax-exempt status and
                                    (z) if SJHS' being released from its
                                    obligations and liabilities to guarantee any indebtedness of the Company will avoid SJHS' loss of its tax-exempt status, then conditioned upon (1) an annual cash payment by the SJHS Sub to NMHM (to be made from time to time upon presentation of invoices therefor on a quarterly basis) equal to two percent (2%) (the "Guarantee Fee") of the outstanding balance of the principal


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                                    amount of debt of the Company then
                                    guaranteed by SJHS and its affiliates plus the amount which thereafter would, absent the operation of this subsection 11.10(b)(i)(B) have been guaranteed by SJHS,
                                    (2) the execution and delivery by the SJHS
                                    Sub of a reimbursement agreement providing for the SJHS Sub's reimbursement of NMHM for all amounts of principal, interest and other costs paid by NMHM or its Affiliates under its guarantees of the Company's indebtedness which absent the application of this subsection would have been paid by SJHS or its Affiliates, and (3) the approval of such arrangement by the Company's lenders, then NMHM and its parent MedCath Incorporated shall assume all liability and obligation of SJHS and its affiliates for their guaranty of the Company's debt.

                                    Rather than assigning its guarantee to NMHM and paying the Guarantee Fee as provided above, SJHS and its affiliates shall have the right to use any other commercially reasonable alternative for obtaining a release of SJHS from any obligation or liability to guarantee the debts of the Company as long as such alternative does not impose any cost, expense, liability or obligation upon the Company or any of its other Members.

                                            (C)       If the parties have failed
                                    to renegotiate the Agreement in a mutually acceptable manner as provided in (A) above and the arrangement set forth in (B) above will not avoid SJHS' loss of its tax-exempt status, then SJHS may provide written notice of its election to withdraw from the Company. Within one hundred eighty (180) days of the date of the notice, SJHS shall receive a refund of its Initial Capital Contribution and any Additional Capital Contribution, as those terms are used in the Operating Agreement of the Company, and SJHS shall relinquish its Membership Interest in the Company and any of the Company's directors, officers or managers appointed by SJHS shall tender their resignations.

                                            (D)       Company, SWCA, NMHI and
                                    NMHM shall use commercially reasonable
                                    efforts to obtain a release of SJHS from any guaranty of the debts of Company and, in the event they are unable to do so, Company, SWCA, NMHI and NMHM shall, severally based upon their relative ownership of the Company, indemnify and hold SJHS harmless from any such guaranty and shall obtain the release of SJHS at the first available opportunity.

                                            (E)       Within thirty (30) days,
                                    either SJHS or the Company may give the
                                    other notice that it intends to terminate any hospital services agreement between them (the "Hospital Services


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                                    Agreement"). If either party terminates the
                                    Hospital Services Agreement, SJHS shall
                                    continue to provide the services set forth in the Agreement until such time as the Company can find a replacement for the service, but not to exceed one hundred eighty (180) days. If neither party gives notice of termination within thirty (30) days, the Hospital Services Agreement will continue in force and effect according to its terms.

                                            (F)       Commencing as of the
                                    withdrawal date and continuing for a period of five (5) years after the date of the Medicare certification of the Hospital, SJHS will not compete directly or indirectly with the Company, in an area within a radius of fifty (50) miles of the hospital owned and operated by the Company, by providing diagnosis or treatment of cardiovascular disease or cardiothoracic and vascular surgery services or facilities (as an owner, manager or otherwise) except

                                                     (1)       SJHS may continue
                                             to provide diagnostic cardiac
                                             catheterization and such cardiac
                                             services as are necessary to
                                             stabilize the medical condition of
                                             its patients in preparation for
                                             transfer to another facility for
                                             treatment of the cardiovascular
                                             disease or providing cardio-
                                             thoracic or vascular surgery;

                                                     (2)       To the extent
                                             that SJHS seeks to obtain the
                                             services of Company's Heart
                                             Hospital to enable SJHS to
                                             fulfill obligations under managed
                                             care agreements, Company shall sell
                                             those services to SJHS at a price
                                             and upon terms which are no less
                                             favorable than it provides to any
                                             other substantially similar managed
                                             care provider; and

                                                     (3)       Company shall not
                                            provide acute care hospital services
                                            except as needed by a cardiology,
                                            vascular or cardiovascular patient
                                            of the heart hospital or as
                                            necessary to stabilize a patient in
                                            preparation for transfer to another
                                            facility for treatment of that
                                            condition.

                                    The parties agree that the terms of this subsection (f) are fair and reasonable in light of the important interests of each party hereto.


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                                            (G)       Except as provided herein
                                    or in the Agreement for Land Purchase, SJHS shall be released from any further obligation to the Company, SWCA, NMHI or NMHM.

                                    (ii)     In the event that SJHS withdraws
                           from the Company in accordance with the terms of this Agreement, then SWCA, NMHI and NMHM, upon their written and mutual agreement, shall have the right to offer SJHS' interest in the Company (including all rights and benefits and all liabilities and obligations, the "SJHS Interest") to a third party acceptable to the SWCA, NMHI and NMHM (a "Third Party Sale"). In the event that a Third Party Sales does not occur within ninety (90) days after the withdrawal by SJHS from the Company, then the SJHS Interest shall be divided as follows unless otherwise agreed to by SWCA, NMHI and NMHM:

                                            (A)       If (1) substantially all
                                    financing and loans to the Company for the purchase of the land and construction and equipping of the Hospital are nonrecourse to the parties or (2) both SWCA and NMHI and/or their direct and indirect investors are willing to provide additional security or guaranties provided theretofore by SJHS, which security or guaranties are acceptable to the parties providing loans or other financing to the Company so that such loans are not terminated or defaulted as a result of SJHS' withdrawal; then half of the SJHS Interest shall be allocated or assigned to NMHM, and the remaining half of the SJHS Interest shall be divided so that 36.58% of such half of the SJHS Interest is allocated and assigned to SWCA and 63.42% of such half of the SJHS Interest is allocated and assigned to NMHI, and each party shall be responsible for all allocable capital contributions, guaranties, obligations and liabilities, and the related benefits thereto which relate to or arise in connection with their pro rata portion of the SJHS Interest.

                                            (B)       If the circumstances of
                                    neither (A)(1) nor (A)(2) above occur, and if NMHM or its affiliates are able to, agree to, and do provide all guaranties and/or other security required at any time in connection with all financing and loans to the Company for the purchase of the land and construction and equipping of the Hospital, then the SJHS Interest shall be purchased and divided 3.29% to SWCA, 5.71% to NMHI and twenty-six percent (26%) to NMHM. In such event, all obligations, liabilities and benefits of the Company shall be shared pro rata by SWCA, NMHI and NMHM based upon their Membership Interest therein, except that NMHM alone shall provide all guaranties required from time to time with respect to debt of the Company.


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                                            (C)       Upon the withdrawal of
                                    SJHS hereunder, except to the extent
                                    negotiated otherwise in a Third Party Sale, the Operating Agreement shall be amended to provide that SWCA and NMHI shall each continue to have the right to appoint two
                                    (2) directors of the Company and NMHM shall have the right to appoint four (4) directors of the Company.

                                    (iii)    If there is a breach or threatened
                           breach of this Agreement, in addition to other remedies at law or equity, the nonbreaching party shall be entitled to injunctive relief. The parties desire and intend that the provisions of this Agreement shall be enforced to the fullest extent permissible under the law and public policies applied, but the unenforceability or modification of any particular paragraph, subparagraph, sentence, clause, phrase, word or figure shall not be deemed to render unenforceable the remainder of this Agreement. Should any such paragraph, subparagraph, sentence, clause, phrase, word or figure be adjudicated to be wholly invalid or unenforceable, the balance of this Agreement shall thereupon be modified in order to render the same valid and enforceable and the unenforceable portion of this Agreement shall be deemed to have been deleted from this Agreement.

         4.       The following changes are hereby made to the Management
Agreement:

                           (a) The following is added as a new second sentence to Section 2.2:

                           Owner retains the right to overrule the Manager or to direct the Manager to overrule the Manager or to direct the Manager to operate the Hospital in a different manner in any case where the Owner reasonably determines that the change is necessary to ensure that the Hospital is operated in accordance with the law or as necessary to ensure that the Hospital is operated in a manner consistent with the charitable mission of St. Joseph Healthcare System.

                           (b)      The following is added as a new Section 2.3:

                                    2.3      Reserved Powers of Owner. Subject
                  to the terms of this Agreement, Owner reserves the right to approve, reject or modify any recommendation of the Manager or to direct that the Manager operate the Hospital in accordance with the policies of the Owner. At any time during the term of this Agreement, Owner may change its policies, subject to the terms of its Operating Agreement.


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         5.       This Amendment may be executed in any number of counterparts with the same effect as if all Members had signed the same document. Such executions may be transmitted to the Company and/or the Members by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and constitute one and the same agreement.

         6. Except as provided in this Amendment, the Memorandum and the Exhibits thereto remain in their current form.

[***]

[***] These portions of this exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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